MANAGING GENERAL AGENCY AGREEMENT

                           ADDENDUM "B"

THIS ADDENDUM, effective the 21st day of August, 1997 is hereby attached to and made a part of the Managing General Agency Agreement made by and between the undersigned parties dated the 21st day of August, 1997.

1. The Managing General Agent shall be authorized to write and bind all classes of business transacted by the Company including, but not limited to, the following lines of coverage:

     Financial Guarantee Bonds:
     Maximum Limit per Bond: $500,000,000.00 USD (Five Hundred Million US
     Dollars)



Signed on behalf of the Company

/s/ Commander Husain Aftab
Commander Husain Aftab
Chairman, Eastern General Insurance Company Limited
                                                                   /SEAL/
                                                              CORPORATE SEAL
                                                       EASTERN GENERAL INSURANCE
                                                              COMPANY LIMITED


Signed on behalf of the Managing General Agent


/s/Godfrey (Geoff) Waterhouse                  /seal/
Godfrey (Geoff) Waterhouse              THE FINSURE HOUSE, INC.
President, The Finsure House, Inc.           CORPORATE
                                                SEAL
                                                1998